Exhibit 99.1

Investor/Press Contact:
ICR, Inc.
Investors:	Allison Malkin/Rachel Schacter
203-682-8225/646-277-1243
Press:	Alecia Pulman, 203-682-8224

BLUEFLY REPORTS FULL YEAR AND FOURTH QUARTER 2011 RESULTS

Reports Record Subscriber Growth

NEW YORK – April 6, 2012 – Bluefly, Inc. (NASDAQ Capital Market: BFLY), a leading online retailer of designer brands, fashion trends and superior value (www.bluefly.com), today announced results for the fourth quarter and fiscal year ended December 31, 2011.

Joseph Park, Bluefly’s Chief Executive Officer stated: “Fiscal 2011 was a pivotal period for our Company. We implemented key strategies to position our Company for future growth. To this end, we expanded our category reach with the launch of Eyefly.com in June 2011 and just prior to year end introduced Belle & Clive to consumers enabling us to leverage the 20 million unique visitors to Bluefly.com and our more than 350 brand relationships to offer the most important brands with limited time offers at members only pricing. We are very excited by the opportunities that Belle & Clive bring to our Company and have already seen a significant increase in subscriber growth in the two quarters since we implemented this new strategy. We begin 2012 with the foundation in place to advance our long term sales and profitability goals.”

Results for the full year of 2011 included the following highlights:

•	Net sales increased by approximately 9% to $96.3 million, from $88.6 million in 2010, as a result of continued demand for our luxury designer merchandise and an increase in customer orders in 2011.

•	Gross profit margin percentage was 29.4% compared to 37.5% in 2010, primarily as a result of an increase in inventory reserves of approximately $2.2 million, a write-off of $1.0 million related to merchandise credits from suppliers that the Company now believes may not be collected, as well as higher promotional activity and currency fluctuations between the U.S. dollar and the Euro. The increase in inventory reserves was primarily the result of a shift in Company strategy with a view to accelerating inventory turns.

•	Total operating expenses increased by approximately 6% to $39.4 million, from approximately $37.0 million for 2010. As a percentage of net sales, total operating expenses decreased to 40.9%, compared to 41.8% for 2010. The increase in total operating expenses was primarily attributable to an increase in selling and fulfillment expenses and general and administrative expenses, offset partially by a reduction in marketing expenses. Included in general and administrative expenses are a write-off and reserve of $1.2 million in connection with a trade receivable that we now believe may not be collected in its entirety. As a percentage of net sales, total marketing expenses decreased to 11.3%, compared to 14.2% for 2010.

•	Operating loss was $11.1 million, as compared to $3.8 million in 2010.

•	Adjusted EBITDA was negative $7.3 million, as compared to an adjusted negative EBITDA of $716,000 in 2010.

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•	Net loss attributable to stockholders was $11.0 million, as compared to net loss of $4.0 million in 2010. Loss per share attributable to stockholders increased to $0.43 per share, from a net loss of $0.17 per share in 2010.

•	Subscribers to the Company’s websites, excluding eyefly.com, increased approximately 254% to 1,015,000 subscribers, from 287,000 subscribers in 2010.

•	Cash and cash equivalents decreased to $4.4 million at December 31, 2011, compared to $10.4 million at December 31, 2010.

•	Inventory increased to $32.1 million at December 31, 2011, compared to $25.1 million at December 31, 2010.

•	Separately, the company expects to incur approximately $1.2 million in non-recurring compensation expenses, including $0.6 million related to non-cash equity compensation, in the first quarter of fiscal 2012 related to the resignation of the Company’s prior Chief Executive Officer, which was announced on February 2, 2012.

Results for the fourth quarter of 2011 included the following highlights:

•	Net sales increased by approximately 3% to $29.4 million, from $28.6 million in the fourth quarter of 2010, as a result of a reduction in the company’s reserve for returns and credit card chargebacks. The company’s reserve for returns and credit card chargebacks, as a percentage of gross sales, decreased by 1.6% for the fourth quarter of 2011, compared to the fourth quarter of 2010. The decrease was primarily caused by a reduction in overall return rate, however, there can be no assurance that this trend will continue.

•	Gross profit margin was 21.9% compared to 34.9% in the fourth quarter of 2010. The decrease in gross profit margin percentage was primarily attributable to an increase in inventory reserves of $2.4 million and a write-off of $1.0 million related to merchandise credits from suppliers that the Company believes may not be collected. The increase in inventory reserves was primarily the result of a shift in Company strategy with a view to accelerating inventory turns.

•	Total operating expenses increased by approximately 30% to $12.6 million, from approximately $9.6 million for the fourth quarter of 2010. The increase in total operating expenses was attributable to an increase in e-commerce expenses (which are included in selling and fulfillment expenses) of $0.9 million related to the launching of the Belle & Clive web site, an increase in additional marketing expenses of $0.5 million related to customer acquisitions and an increase of general and administrative expenses of $1.5 million. As a percentage of net sales, total operating expenses increased to 42.8%, compared to 33.8% for the fourth quarter of 2010. Included in general and administrative expenses is a write-off and a reserve of $1.2 million in connection with a trade receivable that we now believe may not be collected in its entirety.

•	Operating loss was $6.2 million, as compared to an operating income of $0.3 million in the fourth quarter of 2010.

•	Adjusted EBITDA was negative $5.3 million, as compared to an adjusted positive EBITDA of $1.1 million in the fourth quarter of 2010.

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•	Net loss attributable to stockholders was approximately $6.2 million, as compared to net income of $0.3 million in the fourth quarter of 2010. The Company incurred a loss per share attributable to stockholders of $0.22 per share, compared to a net income of $0.01 per share, on a basic and diluted basis, in the fourth quarter of 2010.

To supplement the consolidated financial results for the full year and fourth quarter of 2011, presented in accordance with generally accepted accounting principles (GAAP), the Company is also reporting adjusted EBITDA as a non-GAAP financial measure that the Company believes allows for a better understanding of its operating performance.  The Company defines adjusted EBITDA as net loss attributable to Bluefly, Inc. stockholders excluding interest income, interest expense to related party stockholders, interest expense, income tax provision, depreciation and amortization expenses adjusted for non-cash stock-based compensation expenses.  The Company believes that this non-GAAP financial measure, when shown in conjunction with the corresponding GAAP measures, enhances the investor’s and management’s overall understanding of the Company’s current operating performance and provides greater transparency with respect to key operating metrics used by management in its financial and operational decision making process.  The Company considers this non-GAAP financial measure to be useful because it excludes certain non-cash and non-operating charges, which enables investors and management to analyze trends in the Company’s operations.  The presentation of this non-GAAP financial measure is not intended to be considered in isolation, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  For more information, please see the table captioned “Reconciliation of Non-GAAP Financial Information,” which provides a full reconciliation of actual results to the non-GAAP financial measures.

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About Bluefly, Inc.

Founded in 1998, Bluefly, Inc. (NASDAQ Capital Market: BFLY) is a leading online retailer of designer brands, fashion trends and superior value. Bluefly is headquartered at 42 West 39th Street in New York City, in the heart of the Fashion District. In 2011, Bluefly expanded its portfolio, launching Belle & Clive, a Members-only shopping destination that presents highly-curated selections of important brands via limited-time sale events; and Eyefly, an online portal for fashionable prescription eyeglasses starting at $99. For more information, please call 212-944-8000 or visit www.bluefly.com.

This press release may include statements that constitute “forward-looking statements,” usually containing the words “believe,” “project,” “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including Forms 8-K, 10-Q and 10-K. These risks and uncertainties include, but are not limited to, the following: the Company’s history of losses and anticipated future losses; the risk of availability of additional capital, if required, to satisfy the Company’s needs for cash flow and growth of the business; the Company’s ability to realize benefits from new initiatives such as its Eyefly subsidiary and its members-only web site Belle and Clive; the risks that our reduction in spending on offline marketing in favor of online methods will continue to be successful; risks associated with the new Belle & Clive initiative; risks associated with the slow recovery from the unfavorable general economic environment; risks associated with affiliates of Rho Ventures, LP, affiliates of Soros Fund Management, private funds associated with Maverick Capital Ltd. and affiliates of Prentice Capital Management, LP each owning a significant portion of our stock; the potential failure to forecast revenues and/or to make adjustments to our operating plans necessary as a result of any failure to forecast accurately; unexpected changes in fashion trends; cyclical variations in the apparel and e-commerce markets; risks associated with our dependence on one supplier for a material portion of our inventory; the risk of default by us under our credit facility and the consequences that might arise from us having granted a lien on substantially all of our assets under that agreement; risks of litigation related to the sale of unauthentic or damaged goods and litigation risks related to sales in foreign countries; our potential exposure to product liability claims in the event that products sold by us are defective; the dependence on third parties and certain relationships for certain services, including our dependence on UPS and USPS (and the risks of a mail slowdown due to terrorist activity) and our dependence on our third-party web hosting, fulfillment and customer service centers; online commerce security risks; our ability to raise additional capital, if needed, to support the growth of our business; risks related to brand owners’ efforts to limit our ability to purchase products indirectly; management of potential growth; the competitive nature of our business and the potential for competitors with greater resources to enter the business; the availability of merchandise; the need to further establish brand name recognition; risks associated with our ability to handle increased traffic and/or continued improvements to our Web Site; rising return rates; dependence upon executive personnel who do not have long-term employment agreements; the successful hiring and retaining of new personnel; risks associated with expanding our operations; risks associated with potential infringement of other’s intellectual property; the potential inability to protect our intellectual property; government regulation and legal uncertainties; uncertainties relating to the imposition of sales tax on Internet sales and our ability to utilize our net operating losses.

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CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)	Three Months Ended
	December 31,
	2011	2010	2009

Net sales	$29,358,000	$28,576,000	$24,354,000
Cost of sales	22,939,000	18,612,000	14,295,000
Gross profit	6,419,000	9,964,000	10,059,000

Gross margin	21.9%	34.9%	41.3%

Selling and fulfillment expenses	5,661,000	4,791,000	4,498,000
Marketing expenses	3,656,000	3,125,000	2,390,000
General and administrative expenses	3,261,000	1,740,000	2,722,000
Total operating expenses	12,578,000	9,656,000	9,610,000

Operating (loss) income	(6,159,000)	308,000	449,000

Interest expense to related party stockholders	--	--	(496,000)
Other interest expense, net	(129,000)	(39,000)	(101,000)

Net (loss) income	(6,288,000)	269,000	(148,000)

Less: net loss attributable to non-controlling interest in
subsidiary	(108,000)	--	--

Net loss (income) attributable to Bluefly, Inc. stockholders	$(6,180,000)	$269,000	$(148,000)

Basic and diluted net (loss) income per common share attributable to Bluefly, Inc. stockholders	$(0.22)	$0.01	$(0.01)

Weighted average common shares outstanding – basic(1)	28,284,268	24,598,811	14,517,313

Weighted average common shares outstanding – diluted(1)	28,284,268	24,724,658	14,517,313

(1)	As a result of losses incurred by the Company for the three months ended December 31, 2011 and 2009, all potentially dilutive securities are anti-dilutive. Accordingly, basic and dilutive weighted average shares outstanding are equal for the periods presented.

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CONSOLIDATED STATEMENTS OF OPERATIONS
	For the Years Ended
	December 31,
	2011	2010	2009

Net sales	$96,282,000	$88,563,000	$81,222,000
Cost of sales	67,997,000	55,360,000	49,665,000
Gross profit	28,285,000	33,203,000	31,557,000

Gross margin	29.4%	37.5%	38.9%

Selling and fulfillment expenses	19,132,000	16,881,000	16,675,000
Marketing expenses	10,877,000	12,576,000	8,661,000
General and administrative expenses	9,361,000	7,592,000	8,882,000
Total operating expenses	39,370,000	37,049,000	34,218,000

Operating (loss) income	(11,085,000)	(3,846,000)	(2,661,000)

Interest expense to related party stockholders	--	--	(1,413,000)
Other interest expense, net	(345,000)	(187,000)	(295,000)

Net (loss) income	(11,430,000)	(4,033,000)	(4,369,000)

Less: net loss attributable to non-controlling interest in
subsidiary	(446,000)	--	--

Net loss (income) attributable to Bluefly, Inc. stockholders	$(10,984,000)	$(4,033,000)	$(4,369,000)

Basic and diluted net (loss) income per common share attributable to Bluefly, Inc. stockholders	$(0.43)	$(0.17)	$(0.31)

Weighted average common shares outstanding – basic(1)	25,767,483	23,685,338	14,003,534

Weighted average common shares outstanding – diluted(1)	25,767,483	23,685,338	14,003,534

(1)	As a result of losses incurred by the Company, all potentially dilutive securities are anti-dilutive. Accordingly, basic and dilutive weighted average shares outstanding are equal for the periods presented.

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SELECTED CONSOLIDATED BALANCE SHEET
DATA & KEY METRICS

	December 31,	December 31,
	2011	2010
Cash and cash equivalents	$4,413,000	$10,429,000

Inventories, net	32,083,000	25,128,000

Prepaid expenses and other current assets	6,240,000	5,458,000

Property and equipment, net	5,705,000	3,150,000

Current liabilities	21,997,000	14,474,000

Stockholders’ equity (including non-controlling interest in subsidiary)	26,256,000	29,641,000

	Three Months Ended
	December 31,
	(Unaudited)
	2011	2010

Average order size (including shipping and handling)*	$292.20	$293.36
New customers added during the period*	60,611	60,868

*Excludes Eyefly

	Years Ended
	December 31,
	2011	2010

Average order size (including shipping and handling)*	$303.11	$299.98
New customers added during the period*	187,262	174,795

*Excludes Eyefly

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RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION – UNAUDITED

	(Unaudited)
	Three Months Ended
	December 31,
	2011	2010	2009

Net (loss) income attributable to Bluefly, Inc. stockholders	$(6,180,000)	$269,000	$(148,000)

Interest income	(2,000)	(8,000)	(7,000)
Interest expense to related party stockholders	--	--	496,000
Interest expense	131,000	47,000	108,000
Depreciation and amortization expenses	396,000	640,000	661,000
Non-cash stock-based compensation expenses	331,000	193,000	146,000

Adjusted EBITDA	$(5,324,000)	$1,141,000	$1,256,000

	For the Years Ended
	December 31,
	2011	2010	2009

Net loss attributable to Bluefly, Inc. stockholders	$(10,984,000)	$(4,033,000)	$(4,369,000)

Interest income	(13,000)	(39,000)	(25,000)
Interest expense to related party stockholders	--	--	1,413,000
Interest expense	358,000	226,000	320,000
Depreciation and amortization expenses	2,250,000	2,496,000	2,927,000
Non-cash stock-based compensation expenses	1,062,000	634,000	612,000

Adjusted EBITDA	$(7,327,000)	$(716,000)	$878,000

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